UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BB&T Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTICE

This year, BB&T is mailing two Proxy Statements. The first is for BB&T’s Annual Meeting of Shareholders. Only holders of BB&T’s Common Stock as of February 20, 2013 will receive proxy materials related to the Annual Meeting. The second Proxy Statement is enclosed and describes matters to be voted on at a Special Meeting of shareholders to be held immediately following the conclusion of the Annual Meeting. Only holders of BB&T’s Common Stock and/or Depositary Shares related to BB&T’s Preferred Stock as of March 1, 2013 will receive proxy materials related to the Special Meeting. The matters described in the enclosed Special Meeting Proxy Statement will be addressed only at the Special Meeting and are not related to the matters to be addressed at the Annual Meeting. BB&T values your input as a shareholder and asks that you participate in the Special Meeting. Please review the enclosed Special Meeting Proxy Statement and follow the instructions for voting your shares.

We urge you to sign, date and return the enclosed Special Meeting proxy card today.

Your vote is very important!